UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 20, 2015

HAMILTON BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35693	46-0543309
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

501 Fairmount Avenue, Suite 200, Towson, Maryland		21286
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:                 (410) 823-4510

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                      Changes in Registrant’s Certifying Accountant

(a)           Dismissal of independent registered public accounting firm.

Rowles and Company, LLP was previously the principal accountants for Hamilton Bancorp, Inc. (the “Registrant”).  On July 20, 2015, Rowles and Company, LLP was dismissed as the Registrant’s principal accountants.  The decision to dismiss Rowles and Company, LLP was approved by the Audit Committee of the Registrant.

During the years ended March 31, 2015 and 2014 and the subsequent interim period through July 20, 2015, there were no: (1) disagreements with Rowles and Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Rowles and Company, LLP on the consolidated financial statements of the Registrant as of and for the years ended March 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

A letter from Rowles and Company, LLP is attached as an exhibit to this Current Report on Form 8-K.

(b)           Appointment of new independent registered public accounting firm.

As previously reported by the Registrant in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on March 23, 2015, on March 17, 2015, the Registrant engaged Stegman & Company as the principal accountant to audit the Company’s financial statements for the fiscal year ending March 31, 2016.  The engagement was approved by the Audit Committee of the Board of Directors of the Registrant.  During the years ended March 31, 2015 and 2014, and the subsequent interim period prior to the engagement of Stegman & Company, the Company did not consult with Stegman & Company regarding any of the matters listed under SEC Regulation S-K Item 304(a)(2)(i) or (ii).

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

16	Letter regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAMILTON BANCORP, INC.

DATE: July 24, 2015	By:	/s/ John P. Marzullo
John P. Marzullo
Senior Vice President, Chief Financial Officer and Treasurer